As filed with the Securities and Exchange Commission on April 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADITXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-3204328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2569 Wyandotte St., Suite 101

Mountain View, CA 94043

(650) 870-1200

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Amro Albanna

Chief Executive Officer

Aditxt, Inc.

2569 Wyandotte Street, Suite 101

Mountain View, CA 94043

(650) 870-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.

Sean F. Reid, Esq.

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112-0015
Tel: (212) 653-8700

Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462I under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders listed herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 13, 2026

Up to 148,278,241 Shares of Common Stock

Aditxt, Inc.

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis up to an aggregate of 148,278,241 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of Aditxt, Inc. (the “Company,” “we,” “us” or “our”) comprised of (i) up to 9,383,524 shares of Common Stock issuable upon the exercise of outstanding exchange warrants at an exercise price of $0.50 per share for a term of five and one-half years from the date of issuance (the “Exchange Warrants”); (ii) up to 12,882,010 shares of Common Stock issuable upon the exercise of outstanding July warrants at an exercise price of $0.50 per share for a term of twenty-four months from the date of issuance (the “July Warrants”); (iii) up to 111,644,055 shares of Common Stock issuable upon the exercise of outstanding series C-1 warrants at an exercise price of $0.50 per share for a term of five years from the date of issuance (the “Series C-1 Warrants”); (iv) up to 7,037,661 shares of Common Stock issuable upon the exercise of outstanding Dawson James placement agent warrants at an exercise price of $0.50 per share for a term of five and one-half years from the date of issuance (the “DJ Placement Agent Warrants”); and (v) up to 7,330,991 shares of Common Stock issuable upon the exercise of outstanding H.C. Wainwright placement agent warrants at an exercise price of $0.50 per share for a term of five and one-half years from the date of issuance (the “HCW Placement Agent Warrants” and together with the Exchange Warrants, the July Warrants, the Series C-1 Warrants and the DJ Placement Agent Warrants, the “Warrants”). The Exchange Warrants were issued pursuant to an exchange agreement by and between us and Sabby Volatility Warrant Master Fund, Ltd. (the "Exchange Agreement”). The July Warrants were issued pursuant to a securities purchase agreement relating to the July Notes private placement (the "July Notes SPA"). The Series C-1 Warrants were issued pursuant to a securities purchase agreement relating to the Series C-1 Preferred Stock PIPE transaction (the "C-1 PIPE SPA"). The DJ Placement Agent Warrants and the HCW Placement Agent Warrants were issued as compensation for placement agent services in connection with the May 2024 PIPE private placement. The exercise price of the Warrants reflects the Adjustment Price (as defined below), as defined in the Warrants, as of the adjustment on April 7, 2026 (the “April 7, 2026 Adjustment Date”), as adjusted pursuant to the anti-dilution adjustment provisions contained in the Warrants.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the Shares offered hereby, would result in gross proceeds to us of approximately $74.14 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest identified in this prospectus may offer the Shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the Shares on behalf of the Selling Stockholders; however, does not necessarily mean that the Selling Stockholders will offer or sell their Shares under this registration statement or at any time in the near future. We provide more information about how the Selling Stockholders may sell their Shares in the section entitled “Plan of Distribution” on page 23. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the Shares, or interests therein. We will not be paying any underwriting discounts or commissions in this offering. We will pay the expenses of registering the Shares pursuant to this prospectus.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ADTX”. On April 2, 2026, the closing price per share of our Common Stock as reported on The Nasdaq Capital Market was $0.794 per share. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 14 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____, 2026.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus, and any free writing prospectus prepared by us or on our behalf. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Stockholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. The Selling Stockholders may use the shelf registration statement to sell up to an aggregate of 148,278,241 shares of Common Stock issuable upon exercise of the Warrants, from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, references in this prospectus to “Aditxt,” “the Company,” “we,” “us,” “our” and similar references refer to Aditxt, Inc.

Overview and Mission

We believe the world needs—and deserves—a new approach to innovation that harnesses the power of large groups of stakeholders who work together to ensure that the most promising innovations reach people who need them most.

We were incorporated in the State of Delaware on September 28, 2017, and our headquarters are in Mountain View, California. The Company was founded with a mission of redefining how health innovations are discovered, developed, and deployed—transforming a highly centralized industry into a socially owned and guided ecosystem to advance human well-being. The socialization of innovation through engaging stakeholders in every aspect of it, is key to transforming more innovations, more rapidly, and more efficiently.

At inception, the first innovation we took on was an immune modulation technology titled ADI/Adimune with a focus on prolonging life and enhancing life quality of patients that have undergone organ transplants. Since then, we expanded our portfolio of innovations and subsidiaries, and we continue to evaluate a variety of promising health innovations.

ADIMUNE™, INC. Subsidiary

Formed in January 2023, Adimune™, Inc. (“Adimune”) is focused on leading our immune modulation therapeutic programs. Adimune’s proprietary immune modulation product, Apoptotic DNA Immunotherapy™ (ADI™), utilizes a novel approach that mimics the way our bodies naturally induce tolerance to our own tissues. It includes two DNA molecules designed to deliver signals to induce tolerance. ADI-100, the first product candidate based on the ADI platform, is designed to tolerize against an antigen known as glutamic acid decarboxylase (“GAD”), which is implicated in type-1 diabetes (T1D), psoriasis, and in many autoimmune diseases of the CNS and has been successfully tested in several preclinical models (e.g., skin grafting, psoriasis, and T1D).

All preclinical studies for ADI-100 have been completed providing several data points supporting the potential effectiveness of ADI-100 in restoring durable tolerance as illustrated in 10-month studies in prevention and treatment of T1D in nonclinical animal models. Preclinical safety and toxicology studies have shown absence of drug toxicity, no antibody formation to the drug product, and a lack of persistence in all organs evaluated except the skin (at the injection site). Furthermore, Adimune has demonstrated in three separate preclinical studies that ADI-100 does not impair the responsiveness of the immune system to combat infection, cancer, or the tumor fighting capabilities of checkpoint inhibitors.

Good Manufacturing Practices (GMP) clinical-grade drug substances have been successfully manufactured by a qualified contract manufacturer. The clinical grade drug substances are now being prepared for shipment to another contract manufacturer to be formulated into the final drug product in preparation for stability testing and use in the clinical trials pending required regulatory submissions. Lastly, one remaining drug product release stability assay specifically designed for ADI-100 is in the final stages of qualification to be used once the final drug product is ready.

Preclinical and manufacturing data, including the clinical-grade drug substance, are essential components of the complete dossier that we intend to submit to the regulatory agencies, which evaluate the safety and quality of the final drug product to be administered in the clinical trials. Adimune has had pre-submission meetings with the regulatory agency in Germany and has completed the additional studies requested.

For the clinical trials that are planned in Germany, Adimune has engaged with a Contract Research Organization (CRO) to manage the process, including site selection for clinical studies planned in psoriasis and T1D. In parallel, Adimune is working with the Mayo Clinic to prepare the IND package for FDA submission and is awaiting a pre-IND meeting expected in the second quarter of this year to review the package before full submission. In May 2023, Adimune entered into a clinical trial agreement with the Mayo Clinic to advance clinical studies targeting autoimmune diseases of the central nervous system (“CNS”) with the initial focus on the rare, but debilitating, autoimmune disease Stiff Person Syndrome (“SPS”). According to the National Organization of Rare Diseases, the exact incidence and prevalence of SPS is unknown; however, one estimate places the incidence at approximately one in one million individuals in the general population. Pending approval by the International Review Board and U.S. Food and Drug Administration, a human trial for SPS is expected to get underway in 2026 with enrollment of 10-20 patients, some of whom may also have T1D. In these studies, the primary readouts for ADI-100 will be safety and tolerability as well as clinical and immunological signals of tolerance induction.

Background

The discovery of immunosuppressive (anti-rejection and monoclonal antibodies) drugs over the past 40 years has made possible life-saving organ transplantation procedures and blocking of unwanted immune responses in autoimmune diseases. However, immune suppression leads to significant undesirable side effects, such as increased susceptibility to life-threatening infections and cancers, because it indiscriminately and broadly suppresses immune function throughout the body. While the use of these drugs has been justifiable because they prevent or delay organ rejection, their use for treatment of autoimmune diseases and allergies may not be widely acceptable because of the aforementioned side effects. Furthermore, often transplanted organs ultimately fail despite the use of immune suppression, and about 40% of transplanted organs survive no more than five years.

Through Aditxt, Adimune has the right to the exclusive worldwide license for commercializing ADI nucleic acid-based technology from Loma Linda University. ADI has been designed to use a novel approach that mimics the way the body naturally induces tolerance to our own tissues (“therapeutically induced immune tolerance”). While immune suppression requires continuous administration to prevent rejection of a transplanted organ, induction of tolerance has the potential to retrain the immune system to accept the organ for longer periods of time. ADI may potentially allow patients to live with transplanted organs with significantly reduced need for immune suppression. ADI is a technology platform which we believe can be engineered to address a wide variety of indications.

Advantages

ADI™ is a nucleic acid-based technology (e.g., DNA-based), which we believe selectively suppresses only those immune cells involved in attacking (in autoimmune diseases) or rejecting self (in transplanted tissues and organs). It does so by tapping into the body’s natural process of cell turnover (i.e., apoptosis) to retrain the immune system to stop unwanted attacks on self or transplanted tissues. Apoptosis is a natural process used by the body to clear dying cells and to allow recognition and tolerance to self-tissues. ADI triggers this process by enabling the cells of the immune system to recognize the targeted tissues as “self.” Conceptually, it is designed to retrain the immune system to accept the tissues, similar to how natural apoptosis reminds our immune system to be tolerant to our own “self” tissues.

While various groups have promoted tolerance through cell therapies and ex vivo manipulation of patient cells (i.e., conducted outside the body), to our knowledge, we will be unique in our approach of using in-body induction of apoptosis to promote tolerance to specific tissues. In addition, ADI treatment itself will not require additional hospitalization but only an injection of minute amounts of the therapeutic drug into the skin.

Moreover, preclinical studies have demonstrated that ADI treatment significantly and substantially prolongs graft survival, in addition to successfully “reversing” other established immune-mediated inflammatory processes.

License Agreement with Loma Linda University (“LLU”)

On March 15, 2018, we entered into a License Agreement with LLU, which was subsequently amended on July 1, 2020. Pursuant to the LLU License Agreement, we obtained the exclusive royalty-bearing worldwide license to all intellectual property, including patents, technical information, trade secrets, proprietary rights, technology, know-how, data, formulas, drawings, and specifications, owned or controlled by LLU and/or any of its affiliates (the “LLU Patent and Technology Rights”) and related to therapy for immune-mediated inflammatory diseases (the ADI™ technology). In consideration of the LLU License Agreement, we issued 1 share of common stock to LLU.

PEARSANTA, INC. Subsidiary

The best approach for addressing cancer may be its early detection. Pearsanta is pioneering the development of molecular tests based on the mitochondrial DNA (mtDNA) to develop tests for early detection of cancer. Though further technical development and clinical validation is required to determine efficacy in multiple diseases and disease states, our management believes that the unique structural and functional characteristics of mtDNA, and more specifically mutated mtDNA, render it a biological system suitable for biomarker identification, early disease detection, monitoring, risk assessment, and therapeutic targeting.

Pearsanta acquired the assets of MDNA Life Sciences, Inc. on January 4, 2024. Through the acquisition of these assets, and in particular the Mitomic® Technology platform, patents, and intellectual property, our management believes that Pearsanta is well positioned for research and discovery of mtDNA-based biomarkers, and though untested and requiring clinical validation, the development and commercial application of mtDNA-based biomarkers for a wide spectrum of human diseases.

Pearsanta is continuing to leverage this technology to discover mtDNA-based biomarkers. Though Pearsanta has no commercially available FDA or foreign regulatory approved products, Pearsanta has two product candidates in development and hopes to enter the cancer screening market with these two product candidates, and if proven successful continue to discover additional mtDNA-based biomarkers and develop a pipeline of disease screening and diagnostics tests. The current in-development products include a potential product for prostate cancer diagnosis and a potential product for the detection of endometriosis. Pearsanta has also discovered mtDNA-based biomarkers, which it believes are associated with ovarian cancer and lung cancer; and Pearsanta intends to pursue the biomarker identification phase of development for pancreatic, liver, breast, stomach, esophageal, and colorectal cancers.

Licensed Technologies – AditxtScoreTM

We issued Pearsanta an exclusive worldwide sub-license (the “Exclusive Worldwide Sublicense Agreement”) for commercializing the AditxtScore™ technology which provides a personalized comprehensive profile of the immune system. AditxtScore is intended to detect individual immune responses to viruses, bacteria, peptides, drugs, supplements, bone marrow and solid organ transplants, and cancer. It has broad applicability to many other agents of clinical interest impacting the immune system, including those not yet identified such as emerging infectious agents. On September 23, 2025, the Company and Pearsanta entered in a Mutual Termination Agreement (the “Exclusive Worldwide Sublicense Termination Agreement”) to terminate the Exclusive Worldwide Sublicense Agreement. As provided in the Exclusive Worldwide Sublicense Termination Agreement, the Exclusive Worldwide Sublicense Agreement has been terminated in its entirety and all rights and obligations of the parties under the Exclusive Worldwide Sublicense Agreement have ceased. A non-exclusive licensing agreement has been granted by Aditxt to Pearsanta as of December 30, 2025 for the use of the technology for evaluating levels of antibodies and neutralizing antibodies to SARS-CoV-2, which are currently available in use by the CLIA/CAP facility in Richmond, VA.

Advantages

The advantages of the AditxtScore technology include the following:

●	greater sensitivity/specificity.

●	20-fold higher dynamic range, greatly reducing signal to noise compared to conventional assays.

●	ability to customize assays and multiplex a large number of analytes with speed and efficiency.

●	ability to test for cellular immune responses (i.e., T and B cells and cytokines).

●	proprietary reporting algorithm.

License Agreement with Leland Stanford Junior University (“Stanford”)

On February 3, 2020, we entered into an exclusive license agreement (the “February 2020 License Agreement”) with Stanford with regard to a patent concerning a method for detection and measurement of specific cellular responses. Pursuant to the February 2020 License Agreement, we received an exclusive worldwide license to Stanford’s patent with regard to use, import, offer, and sale of Licensed Products (as defined in the agreement). The license to the patented FlowSpot technology is exclusive, including the right to sublicense, beginning on the effective date of the agreement, and ending when the patent expires. Under the exclusivity agreement, we acknowledged that Stanford had already granted a non-exclusive license in the Nonexclusive Field of Use, under the Licensed Patents in the Licensed Field of Use in the Licensed Territory (as those terms are defined in the “February 2020 License Agreement”). However, Stanford agreed not to grant further licenses under the Licensed Patents in the Licensed Field of Use in the Licensed Territory. On December 29, 2021, we entered into an amendment to the February 2020 License Agreement which extended our exclusive right to license the technology and securing worldwide exclusivity in all fields of use of the licensed technology.

AditxtScore and FlowSpot have been designed to enable individuals and their healthcare providers to understand, manage and monitor their immune profiles and to stay informed about attacks on or by their immune system. We believe these platforms can also assist the medical community and individuals in anticipating the immune system’s potential response to viruses, bacteria, allergens, and foreign tissues such as transplanted organs. These technologies may be able to serve as tools allowing for more time to respond appropriately. Their advantages include the ability to provide simple, rapid, accurate, high throughput assays that can be multiplexed to determine immune status with respect to several factors simultaneously, in approximately 3-16 hours. In addition, they can determine and differentiate between distinct types of cellular and humoral immune responses (e.g., T and B cells and other cell types). The FlowSpot technology can also provide simultaneous monitoring of cell activation and levels of cytokine release (i.e., cytokine storms).

In collaboration with its partners, the platforms underlying AditxtScore and FlowSpot are being further evaluated for evaluating the immune status of individuals including those with hypersensitivity to certain antigens (e.g., patients with autoimmunity). These tests may become tools that can monitor dynamic changes after administration of immunotherapies designed to tolerize to these target antigens.

Technologies – Mitomic® Technology Platform

In January 2024, Pearsanta acquired the assets comprising our Mitomic® Technology platform from MDNA Life Sciences Inc. This platform seeks to harness the unique properties of mitochondrial DNA (“mtDNA”) to detect disease through non-invasive, blood-based liquid biopsies. Though further technical development and clinical validation is required to determine efficacy in multiple diseases and disease states, our management believes that the unique structural and functional characteristics of mtDNA, and more specifically mutated mtDNA, make mtDNA a biological system suitable for biomarker identification, early disease detection, monitoring, risk assessment, and therapeutic targeting.

Pearsanta plans to license distribution rights through various agreements with U.S.-based and international business partners to commercialize our Mitomic® Technology, should Mitomic® tests be successfully developed and successfully approved by the FDA, or a foreign regulator or other relevant regulatory agency. We believe our biomarker portfolio covers many high-clinical need cancers, with potential applications outside oncology.

Pearsanta leases a state-of-the-art facility located in Richmond VA, that is a high-complexity, CLIA-certified, CAP-accredited and NYS CLEP-approved laboratory equipped to accommodate rapid development and rollout of innovative laboratory tests for the clinical market. Our laboratory facility is optimized for contamination prevention including dedicated workspaces for key functions; advanced molecular biology capabilities including digital PCR, real-time PCR, automated electrophoresis with scale-up capacity and redundancy; and automated and semi-automated (robotic) processes for DNA/RNA isolation and liquid handling to achieve efficient and standardized workflows.

Our Mitomic® Products and Product Candidates

The Mitomic® Technology targets mutations in mtDNA to detect disease. Every human cell is home to multiple copies of mtDNA, some of which become mutated beyond repair when cells are stressed by diseases such as cancer. Though further technical development and clinical validation is required to determine utility, Mitomic® tests are being designed to detect this mutated DNA, which can accumulate from the very early stages of a disease. If the development of Mitomic® tests is successful and if Mitomic® tests can achieve their still unproven objective of early disease detection, our Mitomic® Technology presents an opportunity to detect disease before it presents clinically.

The Mitomic® Technology platform is designed to identify biomarker targets, develop robust assays, discover new biomarkers, and develop new products. The biomarker identification program is based on the identification of a new class of molecules generated through a process associated with mitochondria. The Mitomic® Technology platform has already discovered biomarkers which are believed to be associated with cancer and has generated an “in-silico” database, which is an experiment that generates thousands of potential biomarkers, developed through computer software and simulation.

To date, the Mitomic® Technology biomarker discoveries have identified numerous biomarker targets from the in-silico database, and we plan to use these biomarker targets in our various assay development programs.

Mitomic® Prostate Test (MPT™) is currently in development and is being designed as a blood-based assay that quantifies the level of the 3.4kb mtDNA deletion. Published analytical data for the 3.4kb mtDNA deletion associated with prostate cancer, suggests the 3.4kb mtDNA deletion may be able to identify clinically significant prostate cancer for men in the prostate-specific antigen (PSA) grey zone (PSA < 10ng/ml) and if proven through ongoing clinical study, the 3.4kb mtDNA deletion may be able to aid in the decision to biopsy. Some of the significant clinical challenges that have not been met for prostate cancer are that up to 50% of men will be ‘over’ diagnosed with cancer that never harms them and the risks associated with treatment of low-grade cancers (≤ Gleason 6) appear to outweigh the benefits –e.g. urinary incontinence, erectile dysfunction. 1 NIH National Cancer Institute reports this number is even higher at ~ 75% based on 5-year survival rates. Seer database (https://seer.cancer.gov/statfacts/html/prost.html).

Mitomic® Prostate Test (MPT™) is in development and is being designed with the following objectives:

●	Simple – The test is expected to be completed using a patient’s blood sample and is not expected to require an algorithm.

●	Provide New Information – If ongoing clinical studies support the published analytical data for the 3.4kb mtDNA deletion, healthcare providers will be provided with new information related to clinically significant prostate cancer – independent of PSA, age, and family history.

Mitomic Endometriosis Test (MET™) is currently in development and is being designed as a blood-based assay that quantifies the level of one or more mtDNA deletions which published analytical data suggest are associated with endometriosis – a condition affecting approximately 1 in 10 women according to Endometriosis World and the World Health Organization. The MET is intended for use in females of child-bearing age who present symptoms of endometriosis to determine whether medical or surgical intervention is warranted.

Endometriosis occurs when the tissue of the uterus (endometrium) grows in areas where it does not belong, most often on the ovaries, fallopian tubes, outer surface of the uterus, and tissues holding the uterus, but can be found almost anywhere in the body. Endometriosis is challenging to identify, and on average takes ten years to diagnose, and when patients are finally diagnosed, greater than 90% have moderate to severe symptoms.

Technologies – Adductomics Technology

On March 21, 2025, Pearsanta acquired certain patents related to the detection and analysis of DNA adducts. DNA adducts are chemically modified nucleotides that result from exposure to carcinogens and other damaging agents, serving as early indicators of genomic instability and increased cancer risk. The technology includes proprietary mass-tag enhancements designed to improve the sensitivity and specificity of DNA adduct detection across a full genomic landscape.

Pearsanta intends to develop this platform to enable a comprehensive, panoramic assessment of DNA adducts using urine, blood, or solid tissue samples. This approach aims to provide actionable insights into DNA damage before mutations occur, offering the potential to identify environmental or biological factors that contribute to cancer risk. The development roadmap includes further validation of the technology and the creation of commercially available diagnostic kits. While still in the early stages, Pearsanta anticipates that additional development over the next two to three years will advance this platform toward clinical and commercial applications.

ADIVIR™ INC. Subsidiary

Formed in April 2023, Adivir™, Inc. (“Adivir”) is a wholly owned subsidiary of Aditxt, Inc., dedicated to advancing the clinical and commercial development of innovative products intended to address significant unmet needs in infectious disease and population health.

Adivir is focused on building a portfolio of antiviral and other antimicrobial solutions designed to target life-threatening viral infections and emerging pathogens. Its strategic objective is to identify, develop, and commercialize therapeutic candidates that have the potential to improve treatment access and outcomes in areas where existing options are limited or inadequate.

We believe the global healthcare landscape underscores the critical importance of strengthening antiviral preparedness and accelerating development of both novel and repurposed therapeutic solutions. Through Adivir, the Company seeks to contribute to addressing the ongoing and evolving challenges posed by infectious diseases worldwide.

ADIFEM, INC. Subsidiary

Adifem, Inc. (“Adifem”), f/k/a Adicure, Inc., was formed in April of 2024 connection with Aditxt’s planned strategic expansion into women’s health through its proposed acquisition of Evofem Biosciences. Adifem is a wholly owned subsidiary of the Company dedicated to advancing innovative solutions that address critical unmet needs in women’s health.

Although we are no longer pursuing the acquisition of Evofem Biosciences, our commitment to women’s health reflects a broader strategic objective to invest in therapeutic areas where there are significant unmet medical need and opportunity for meaningful patient impact. We believe that empowering women with innovative, science-driven solutions remains an important and timely priority in global healthcare.

Evofem Merger Agreement and Termination

On December 11, 2023 (the “Execution Date”), Aditxt, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Adifem, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Evofem Biosciences, Inc., a Delaware corporation (“Evofem”), pursuant to which, Merger Sub will be merged into and with Evofem (the “Merger”), with Evofem surviving the Merger as a wholly owned subsidiary of the Company.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) all issued and outstanding shares of common stock, par value $0.0001 per share of Evofem (“Evofem Common Stock”), other than any shares of Evofem Common Stock held by the Company or Merger Sub immediately prior to the Effective Time, will be converted into the right to receive an aggregate of 8 shares of the Company’s common stock, par value $0.001 per share; and (ii) all issued and outstanding shares of Series E-1 Preferred Stock, par value $0.0001 of Evofem (the “Evofem Unconverted Preferred Stock”), other than any shares of Evofem Unconverted Preferred Stock held by the Company or Merger Sub immediately prior to the Effective Time, will be converted into the right to receive an aggregate of 2,327 shares of Series A-1 Convertible Preferred Stock, par value $0.001 of the Company (the “Company Preferred Stock”), having such rights, powers, and preferences set forth in the form of Certificate of Designation of Series A-1 Convertible Preferred Stock.

On January 8, 2024, the Company, Adicure, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Evofem Biosciences, Inc., a Delaware corporation (“Evofem”) entered into the First Amendment (the “First Amendment to Merger Agreement”), to the Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the parties agreed to extend the date by which the joint proxy statement would be filed with the SEC until February 14, 2024.

On January 30, 2024, the Company, Adicure and Evofem entered into the Second Amendment to the Merger Agreement (the “Second Amendment to Merger Agreement”) to amend (i) the date of the Parent Loan (as defined in the Merger Agreement) to Evofem to be February 29, 2024, (ii) to change the date by which Evofem may terminate the Merger Agreement for failure to receive the Parent Loan to be February 29, 2024, and (iii) to change the filing date for the Joint Proxy Statement (as defined in the Merger Agreement) to April 1, 2024.

On February 29, 2024, the Company, Adicure and Evofem entered into the Third Amendment to the Merger Agreement (the “Third Amendment to Merger Agreement”) in order to (i) make certain conforming changes to the Merger Agreement regarding the Notes, (ii) extend the date by which the Company and Evofem will file the joint proxy statement until April 30, 2024, and (iii) remove the requirement that the Company make the Parent Loan (as defined in the Merger Agreement) by February 29, 2024 and replace it with the requirement that the Company make an equity investment into Evofem consisting of (a) a purchase of 2,000 shares of Evofem Series F-1 Preferred Stock for an aggregate purchase price of $2.0 million on or prior to April 1, 2024, and (b) a purchase of 1,500 shares of Evofem Series F-1 Preferred Stock for an aggregate purchase price of $1.5 million on or prior to April 30, 2024.

On April 26, 2024, the Company received notice from Evofem (the “Termination Notice”) that Evofem was exercising its right to terminate the Merger Agreement as a result of the Company’s failure to provide the Initial Parent Equity Investment (as defined in the Merger Agreement, as amended).

On May 2, 2024, the Company, Adifem, Inc. f/k/a Adicure, Inc. and Evofem Biosciences, Inc. (“Evofem”) entered into the Reinstatement and Fourth Amendment to the Merger Agreement (the “Fourth Amendment”) in order to waive and amend, among other things, the several provisions listed below.

Amendments to Article VI: Covenants and Agreement

Article VI of the Merger Agreement is amended to:

●	reinstate the Merger Agreement, as amended by the Fourth Amendment, as if never terminated;

●	reflect the Company’s payment to Evofem, in the amount of $1,000,000 (the “Initial Payment”), via wire initiated by May 2, 2024;

●	delete Section 6.3, which effectively eliminates the “no shop” provision, and the several defined terms used therein;

●	add a new defined term “Company Change of Recommendation;” and

●	revise section 6.10 of the Merger Agreement such that, after the Initial Payment, and upon the closing of each subsequent capital raise by the Company (each a “Parent Subsequent Capital Raise”), the Company shall purchase that number of shares of Evofem’s Series F-1 Preferred Stock, par value $0.0001 per share (the “Series F-1 Preferred Stock”), equal to forty percent (40%) of the gross proceeds of such Parent Subsequent Capital Raise divided by 1,000, up to a maximum aggregate amount of $2,500,000 or 2,500 shares of Series F-1 Preferred Stock. A maximum of $1,500,000 shall be raised prior to September 17, 2024, and $1,000,000 prior to July 1, 2024 (the “Parent Capital Raise”).

Amendments to Article VIII: Termination

Article VIII of the Merger Agreement is amended to:

●	extend the date after which either party may terminate from May 8, 2024 to July 15, 2024;

●	revise Section 8.1(d) in its entirety to allow Company to terminate at any time after there has been a Company Change of Recommendation, provided that Aditxt must receive ten day written notice and have the opportunity to negotiate a competing offer in good faith; and

●	amend and restate Section 8.1(f) in its entirety, granting the Company the right to terminate the agreement if (a) the full $1,000,000 Initial Payment required by the Fourth Amendment has not been paid in full by May 3, 2024 (b) $1,500,000 of the Parent Capital Raise Amount has not been paid to the Company by June 17, 2024, (c) $1,000,000 of the Parent Capital Raise Amount has not been paid to the Company by July 1, 2024, or (d) Aditxt does not pay any portion of the Parent Equity Investment within five calendar days after each closing of a Parent Subsequent Capital Raise.

Amended and Restated Merger Agreement

On July 12, 2024 (the “A&R Execution Date”), the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Adifem, Inc. f/k/a Adicure, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Evofem, pursuant to which, Merger Sub will be merged into and with Evofem (the “Merger”), with Evofem surviving the Merger as a wholly owned subsidiary of the Company. The Merger Agreement amended and restated that certain Agreement and Plan of Merger dated as of December 11, 2023, by and among the Company, Merger Sub and Evofem (as amended, the “Original Agreement”).

Effect on Capital Stock

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) all issued and outstanding shares of common stock, par value $0.0001 per share of Evofem (“Evofem Common Stock”), other than any shares of Evofem Common Stock either held by the Company or Merger Sub immediately prior to the Effective Time or which are Dissenting Shares (as hereinafter defined), will be converted into the right to receive an aggregate of $1,800,000; and (ii) each issued and outstanding share of Series E-1 Preferred Stock, par value $0.0001 of Evofem (the “Evofem Unconverted Preferred Stock”), other than any shares of Evofem Unconverted Preferred Stock either held by the Company or Merger Sub immediately prior to the Effective Time or which are Dissenting Shares, will be converted into the right to receive one (1) share of Series A-2 Preferred Stock, par value $0.001 of the Company (the “Company Preferred Stock”), having such rights, powers, and preferences set forth in the form of Certificate of Designation of Series A-2 Preferred Stock, the form of which is attached as Exhibit C to the Merger Agreement.

Any Evofem capital stock outstanding immediately prior to the Effective Time and held by an Evofem shareholder who has not voted in favor of or consented to the adoption of the Merger Agreement and who is entitled to demand and has properly demanded appraisal for such Company Capital Stock in accordance with the Delaware General Corporation Law (“DGCL”), and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (such Evofem capital Stock, “Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive a portion of the Merger Consideration and, instead, shall be entitled to only those rights as set forth in the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his, her or its right to appraisal under the DGCL, with respect to any Dissenting Shares, upon surrender of the certificate(s) representing such Dissenting Shares, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the portion of the merger consideration, if any, to which such Evofem capital stock is entitled pursuant to the Merger Agreement, without interest.

As a closing condition for the Company, there shall be no more than 4,141,434 Dissenting Shares that are Evofem Common Stock or 98 Dissenting Shares that are Evofem Preferred Stock.

Treatment of Evofem Options and Employee Stock Purchase Plan

At the Effective Time, each option outstanding under the Evofem 2014 Equity Incentive Plan, the Evofem 2018 Inducement Equity Incentive Plan and the Evofem 2019 Employee Stock Purchase Plan (collectively, the “Evofem Option Plans”), whether or not vested, will be canceled without the right to receive any consideration, and the board of directors of Evofem shall take such action such that the Evofem Option Plans are cancelled as of the Effective Time.

As soon as practicable following the A&R Execution Date, Evofem will take all action that may be reasonably necessary to provide that: (i) no new offering period will commence under the Evofem 2019 Employee Stock Purchase Plan (the “Evofem ESPP”); (ii) participants in the Evofem ESPP as of the A&R Execution Date shall not be permitted to increase their payroll deductions or make separate non-payroll contributions to the Evofem ESPP; and (iii) no new participants may commence participation in the Evofem ESPP following the A&R Execution Date. Prior to the Effective Time, Evofem will take all action that may be reasonably necessary to: (A) cause any offering period or purchase period that otherwise be in progress at the Effective Time to be the final offering period under the Evofem ESPP and to be terminated no later than five business days prior to the anticipated closing date (the “Final Exercise Date”); (B) make any pro-rata adjustments that may be necessary to reflect the shortened offering period or purchase period; (C) cause each participant’s then-outstanding share purchase right under the Evofem ESPP to be exercised as of the Final Exercise Date; and (D) terminate the Evofem ESPP, as of and contingent upon, the Effective Time.

Representations and Warranties

The parties to the Merger Agreement have agreed to customary representations and warranties for transactions of this type.

Covenants

The Merger Agreement contains various customary covenants, including but not limited to, covenants with respect to the conduct of Evofem’s business prior to the Effective Time.

Closing Conditions

Mutual

The respective obligations of each of the Company, Merger Sub and Evofem to consummate the closing of the Merger (the “Closing”) are subject to the satisfaction or waiver, at or prior to the closing of certain conditions, including but not limited to, the following:

(i)	approval by the Evofem shareholders;

(ii)	the entry into a voting agreement by the Company and certain members of Evofem management;

(iii)	all preferred stock of Evofem other than the Evofem Unconverted Preferred Stock shall have been converted to Evofem Common Stock;

(iv)	Evofem shall have received agreements (the “Evofem Warrant Holder Agreements”) from all holders of Evofem warrants which provide:

(a)	waivers with respect to any fundamental transaction, change in control or other similar rights that such warrant holder may have under any such Evofem warrants, and (b) an agreement to such Evofem warrants to exchange such warrants for not more than an aggregate (for all holders of Evofem warrants) of 930,336 shares of Company Preferred Stock;

(v)	Evofem shall have cashed out any other holder of Evofem warrants who has not provided an Evofem Warrant Holder Agreement; and

(vi)	Evofem shall have obtained waivers from the holders of the convertible notes of Evofem (the “Evofem Convertible Notes”) with respect to any fundamental transaction rights that such holder may have under the Evofem Convertible Notes, including any right to vote, consent, or otherwise approve or veto any of the transactions contemplated under the Merger Agreement.

(vii)	The Company shall have received sufficient financing to satisfy its payment obligations under the Merger Agreement.

(viii)	The requisite stockholder approval shall have been obtained by the Company at a Special Meeting of its stockholders to approve the Parent Stock Issuance (as defined in the Merger Agreement) pursuant to the requirements of NASDAQ.

The Company and Merger Sub

The obligations of the Company and Merger Sub to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing of certain conditions, including but not limited to, the following:

(i)	the Company shall have obtained agreements from the holders of Evofem Convertible Notes and purchase rights they hold to exchange such Convertible Notes and purchase rights for not more than an aggregate (for all holders of Evofem Convertible Notes) of 353 shares of Company Preferred Stock;

(ii)	the Company shall have received waivers from the holders of certain of the Company’s securities which contain prohibitions on variable rate transactions; and

(iii)	the Company, Merger Sub and Evofem shall work together between the A&R Execution Date and the Effective Time to determine the tax treatment of the Merger and the other transactions contemplated by the Merger Agreement.

Evofem

The obligations of Evofem to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing of certain conditions, including but not limited to, the following:

(i)	The Company shall be in compliance with the stockholders’ equity requirement in Nasdaq Listing Rule 5550(b)(1) and shall meet all other applicable criteria for continued listing.

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Closing by mutual written consent of the Company and Evofem. Either the Company or Evofem may also terminate the Merger Agreement if (i) the Merger shall not have been consummated on or before 5:00 p.m. Eastern Time on September 30, 2024; (ii) if any judgment, law or order prohibiting the Merger or the Transactions has become final and non-appealable; (iii) the required vote of Evofem stockholders was not obtained; or (iv) in the event of any Terminable Breach (as defined in the Merger Agreement). The Company may terminate the Merger Agreement if (i) prior to approval by the required vote of Evofem’s shareholders if the Evofem board of directors shall have effected a Company Change in Recommendation (as defined in the Merger Agreement); or (ii) in the event that the Company determines, in its reasonable discretion, that the acquisition of Evofem could result in a material adverse amount of cancellation of indebtedness income to the Company. Evofem may terminate the Merger Agreement if (i) at any time after there has been a Company Change of Recommendation; provided, that Evofem has provided the Company ten (10) calendar days’ prior written notice thereof and has negotiated in good faith with the Company to provide a competing offer; (ii) the Company’s common stock is no longer listed for trading on Nasdaq; or (iii) any of: (A) the Initial Parent Equity Investment has not been made by the Initial Parent Equity Investment Date, (B) the Second Parent Equity Investment has not been made by the Second Parent Equity Investment Date, (C) the Third Parent Equity Investment has not been made by the Third Parent Equity Investment Date or (D) the Fourth Parent Equity Investment has not been made by the Fourth Parent Equity Investment Date (as all of such terms are defined in the Merger Agreement).

Effect of Termination

If the Merger Agreement is terminated, the Merger Agreement will become void, and there will be no liability under the Merger Agreement on the part of any party thereto.

Amendments to Evofem Amended and Restated Merger Agreement

On August 16, 2024, the Company, Merger Sub and Evofem entered into Amendment No. 1 to the Amended and Restated Merger Agreement (“Amendment No. 1”), pursuant to which the date by which the Company is to make the Third Parent Equity Investment (as defined under the Amended and Restated Merger Agreement) was amended to the earlier of September 6, 2024 or five (5) business days of the closing of a public offering by Parent resulting in aggregate net proceeds to Parent of no less than $20,000,000. Except as set forth herein, the terms and conditions of the Amended and Restated Merger Agreement have not been modified.

On September 6, 2024, the Company, Merger Sub and Evofem entered into Amendment No. 2 to the Amended and Restated Merger Agreement (“Amendment No. 2”), pursuant to which the date by which the Company shall make the Third Parent Equity Investment was amended from September 6, 2024 to September 30, 2024 and adjust the amount of such investment from $2 million to $1.5 million, and to extend the date by which Aditxt shall make the Fourth Parent Equity Investment (as defined under the Amended and Restated Merger Agreement) was amended from September 30, 2024 to October 31, 2024 and adjust the amount of such investment from $1 million to $1.5 million.

Third Evofem Amendment & Parent Equity Investment

On October 2, 2024, the Company, Merger Sub and Evofem entered into Amendment No. 3 to the Amended and Restated Merger Agreement in order to extend the date by which the Company shall make the Third Parent Equity Investment to October 2, 2024, reduce the amount of the Third Parent Equity Investment from $1.5 million to $720,000, and increase the amount of the Fourth Parent Equity Investment from $1.5 million to $2.28 million.

On October 2, 2024, the Company completed the purchase of 460 shares of Evofem F-1 Preferred Stock for an aggregate purchase price of $460,000.

Evofem Parent Equity Investment

On October 28, 2024, the Company entered into a Securities Purchase Agreement (the “Series F-1 Securities Purchase Agreement”) with Evofem, pursuant to which the Company purchased the Fourth Parent Equity Investment of 2,280 shares of Evofem Series F-1 Convertible Preferred Stock for an aggregate purchase price of $2,280,000.

Fifth Amendment to Amended and Restated Merger Agreement

On March 23, 2025, the Company, Adicure, Inc., and Evofem entered into Amendment No. 5 to the Amended and Restated Merger Agreement (“Amendment No. 5”), pursuant to which, the parties agreed that (i) Evofem shall use commercially reasonable efforts to hold the Company Shareholders Meeting (as defined under the A&R Merger Agreement) no later than September 26, 2025, (ii) the Company shall invest an additional $1,500,000 in Evofem no later than April 7, 2025 in exchange for additional shares of F-1 Preferred Stock and/or, at the Company’s option, senior subordinated notes of Evofem, and (iii) the End Date shall be extended to September 30, 2025.

Sixth Amendment to Amended and Restated Merger Agreement

On August 26, 2025, the Company, Adicure, Inc., and Evofem entered into Amendment No. 6 to the Amended and Restated Merger Agreement(“Amendment No. 6”), in order to (i) amend Sections 1.5 and 3.1(b)(ii) to update the definition of “Unconverted Company Preferred Stock “to include Series G-1 Preferred Stock of Evofem; (ii) amend Section 1.6 to update the definition of “Company Shareholder Approval “to include (a) the outstanding shares of Evofem common stock (including all Evofem preferred stock on the basis and to the extent it is permitted to so vote) entitled to vote thereon, and (b) each series of the unconverted Evofem preferred stock; (iii) amend Section 6.23 to clarify that Evofem will assist in obtaining Exchange Agreements (as defined in the Amended and Restated Merger Agreement) to exchange Evofem convertible notes and purchase rights for an aggregate of not more than 89,021 shares of the Company’s preferred stock from the applicable Evofem shareholders; (iv) amend Section 7.2(j) to change the number of dissenting shares to no more than 741,603 shares of common stock or 202 shares of preferred stock; (v) add a new Section 7.2(k) to require waivers from each holder of Evofem’s Series E-1 Convertible Preferred Stock, with respect to the last sentence of Section 2, the entirety of Section 6, any price adjustment provisions that may be triggered under Section 8(a)(ii), Section 12(c) and Section 12(d) of the Evofem Series E-1 Certificate of Designations; and (vi)to replace in its entirety, the Certificate of Designation included as Exhibit C to the Amended and Restated Merger Agreement.

Evofem Termination

On October 20, 2025, Aditxt received from Evofem a notice of termination of the parties’ Merger Agreement. In the notice, Evofem cites Section 8.1(b)(ii) (the end date having passed) and Section 8.1(b)(iv) (failure to obtain shareholder approval at the October 20, 2025 special meeting) as the basis for termination, effective October 20, 2025. No termination fee or other early-termination penalty is payable by Aditxt in connection with Evofem’s termination pursuant to Sections 8.1(b)(ii) and 8.1(b)(iv). The Company retains its holdings of Evofem F-1 Preferred Stock, convertible notes, and Evofem Warrants.

Acquisition of Ignite Proteomics

On March 11, 2026, the Company entered into a Securities Purchase Agreement (the “Ignite Agreement”) with IMAC Holdings, Inc. (“IMAC”) and the several investors listed on the Schedule of Buyers attached to the Ignite Agreement (collectively, the “Buyers”) whereby the Buyers sold 100% of their equity interests in Ignite Proteomics, LLC, a Delaware limited liability company (“Ignite”) and formerly a wholly owned subsidiary of IMAC plus $475,000 in cash, for a total consideration of 36,000 shares of the Company’s newly created Series A-2 Convertible Preferred Stock (the “Preferred Shares”). The stated value of the Preferred Shares is $1,000 per share for a total of $36,000,000 in preferred stock. The equity interests of Ignite purchased by the Company under the Agreement represent 100% of the issued and outstanding equity of Ignite.

Ignite delivers pathway-level protein analytics to guide precision oncology. Operating a CLIA-certified, CAP-accredited laboratory, Ignite’s clinical RPPA assay quantifies 32 phospho- and total-protein biomarkers from limited biopsy material to support oncology research and clinical decision making.

Employees

We employ twenty-six (26) full-time employees as of December 31, 2025. We consider the relations with our employees to be good

ABOUT THIS OFFERING

This prospectus relates to the offer and resale by the Selling Stockholders of up to 148,278,228 shares of Common Stock issuable upon the exercise of the Warrants. All of the Shares, if and when sold, will be sold by the Selling Stockholders. The Selling Stockholders may sell the Shares from time to time at prevailing market prices or at privately negotiated prices.

Shares offered by the Selling Stockholders:	up to an aggregate of 148,278,241 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) comprised of (i) up to 9,383,524 shares of Common Stock issuable upon the exercise of outstanding exchange warrants at an exercise price of $0.50 per share for a term of five and one-half years from the date of issuance (the “Exchange Warrants”); (ii) up to 12,882,010 shares of Common Stock issuable upon the exercise of outstanding July warrants at an exercise price of $0. 50 per share for a term of twenty-four months from the date of issuance (the “July Warrants”); (iii) up to 111,644,055 shares of Common Stock issuable upon the exercise of outstanding series C-1 warrants at an exercise price of $0. 50 per share for a term of five years from the date of issuance (the “Series C-1 Warrants”); (iv) up to 7,037,661 shares of Common Stock issuable upon the exercise of outstanding Dawson James placement agent warrants at an exercise price of $0.50 per share for a term of five and one-half years from the date of issuance (the “DJ Placement Agent Warrants”); and (v) up to 7,330,991 shares of Common Stock issuable upon the exercise of outstanding H.C. Wainwright placement agent warrants at an exercise price of $0. 50 per share for a term of five and one-half years from the date of issuance (the “HCW Placement Agent Warrants” and together with the Exchange Warrants, the July Warrants, the Series C-1 Warrants and the DJ Placement Agent Warrants, the “Warrants”). The Exchange Warrants were issued pursuant to an exchange agreement by and between us and Sabby Volatility Warrant Master Fund, Ltd. (the "Exchange Agreement”). The July Warrants were issued pursuant to a securities purchase agreement relating to the July Notes private placement (the "July Notes SPA"). The Series C-1 Warrants were issued pursuant to a securities purchase agreement relating to the Series C-1 Preferred Stock PIPE transaction (the "C-1 PIPE SPA"). The DJ Placement Agent Warrants and the HCW Placement Agent Warrants were issued as compensation for placement agent services in connection with the May 2024 PIPE private placement. The exercise price of the Warrants reflects the Adjustment Price as of the April 7, 2026 Adjustment Date, as adjusted pursuant to the anti-dilution adjustment provisions contained in the Warrants.

Terms of the Offering	The Selling Stockholders will determine when and how to sell the shares offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds:	We will not receive any proceeds from any sale of the Shares by the Selling Stockholders. We will receive proceeds in the event that any of the Warrants are exercised at the exercise prices per share for cash which would result in gross proceeds of approximately $74.14 million if all such Warrants are exercised for cash. We can give no assurances that any such Warrant will be exercised, nor can we give any assurances that we will receive any from the Selling Stockholders sale pursuant to this prospectus. Any proceeds that we receive from the exercise of the Warrants will be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors:

An investment in the shares of Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 14, other information in this prospectus and in the documents incorporated by reference herein for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations

NASDAQ symbol:	ADTX

RISK FACTORS

Investing in our securities involves substantial risks. Please carefully consider the risk factors described below together with the risk factors described in our most recent Annual Report on Form 10-K, any subsequent updates in our Quarterly Reports on Form 10-Q and in any other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, and the matters discussed under “Disclosure Regarding Forward-Looking Statements” below, before making an investment decision. Additional risk factors may be included in any prospectus supplements relating to securities described in this prospectus. The occurrence of any of those risks could materially and adversely affect our business, prospects, financial condition, results of operations or cash flow. Other risks and uncertainties that we do not now consider to be material or of which we are not now aware may become important factors that affect us in the future and could result in a complete loss of your investment.

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders covered by this prospectus other than upon any exercise of the Warrants for cash.

We are registering the shares of Common Stock that were, or may be, issued by us to the Selling Stockholders to permit the resale of these shares of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. Upon any exercise of any of the Warrants for cash, the Selling Stockholders would pay us the exercise price set forth in such Warrants.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on the Nasdaq Capital Market or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our common stock is currently listed on The Nasdaq Capital Market (“Nasdaq”), we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our common stock does not develop or is sustained, our common stock may remain thinly traded.

The Listing Rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our Common Stock;

●	the market price of our Common Stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our Common Stock;

●	the number of market makers in our Common Stock;

●	the availability of information concerning the trading prices and volume of our Common Stock; and

●	the number of broker-dealers willing to execute trades in shares of our Common Stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties.

These statements involve a number of risks and uncertainties. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements speak only as of the date on which this prospectus is filed with the Securities and Exchange Commission (the “SEC”), and, except as required by law, we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after such date. Forward-looking statements in this prospectus and any documents incorporated by reference herein include, but are not limited to, statements about:

●	our business strategies;

●	the timing of regulatory submissions;

●	our ability to obtain and maintain regulatory approval of our existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain;

●	risks related to market acceptance of products;

●	intellectual property risks;

●	risks associated with our reliance on third-party organizations;

●	our competitive position;

●	our industry environment;

●	our anticipated financial and operating results, including anticipated sources of revenues;

●	assumptions regarding the size of the available market, benefits of our products, product pricing and timing of product launches;

●	management’s expectation with respect to future acquisitions;

●	statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets; and

●	our cash needs and financing plans.

We caution our shareholders and other readers not to place undue reliance on such statements.

Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

These and other risks and assumptions are outlined under “Risk Factors” contained in this prospectus and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and our most recent filed Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus, as well as any amendments thereto reflected in subsequent filings with the SEC. The discussion of risks and uncertainties set forth in this prospectus or referenced in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that new risks will emerge and the nature and elements of existing risks will change. It is not possible for management to predict all such risk factors or changes therein or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors or new or altered factors may cause results to differ materially from those contained in any forward-looking statement. Forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus and any related free writing prospectus, together with the information incorporated herein or therein by reference as described under the section titled “Incorporation of Certain Information By Reference,” and with the understanding that our actual future results may materially differ from what we expect.

Except as required by law, forward-looking statements speak only as of the date they are made, and we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to all of the Shares offered hereby, would result in gross proceeds to us of approximately $74.14 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We intend to use any proceeds from the Selling Stockholders’ exercise of the Warrants for working capital and other general corporate purposes.

SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon exercise of the Warrants. We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except for the ownership of the shares of Common Stock, or as otherwise set forth herein the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their ownership of the shares of our securities, as of April 1, 2026, assuming exercise of the New Warrants and Placement Agent Warrants held by the Selling Stockholders on that date, without regard to any limitations on conversion.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

This prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and without regard to any limitations on the exercise of the Warrants. Under the terms of the Warrants, the Selling Stockholders may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with their affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of the number of shares of our Common Stock outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of shares of Common Stock to be issued upon the applicable exercise of such Warrant). The fourth column assumes the sale of all of the Shares offered by the Selling Stockholders pursuant to this prospectus without regard to such limitations. The Selling Stockholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution.”

Name and Address	Number of shares of Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Beneficially Owned After Offering	Percent of Common Stock Beneficially Owned After Offering
Sabby Volatility Warrant Master Fund, Ltd.(2)	14,129,526	(3)	14,129,526	-	-%
Cavalry Fund I LP (4)	7,616,203	(5)	7,616,203	-	-
Keystone Capital Partners, LLC (6)	7,616,210	(7)	7,616,210	-	-
Mercer Street Global Opportunity Fund, LLC (8)	7,616,210	(7)	7,616,210		-
WVP Onshore Opportunity Fund, LLC (9)	7,616,203	(5)	7,616,203	-	-
Sixth Borough Capital Fund LP (10)	5,582,200	(11)	5,582,200	-	-
Walleye Opportunities Master Fund Ltd. (12)	5,582,201	(11)	5,582,201	-	-
Bigger Capital Fund LP (13)	5,582,201	(11)	5,582,201	-	-
District 2 Capital Fund LP (14)	5,582,201	(11)	5,582,201	-	-
Robert Forester	5,582,201	(11)	5,582,201	-	-
Efrat Investments LLC (15)	5,582,201	(11)	5,582,201	-	-
Intracoastal Capital LLC (16)	5,582,201	(11)	5,582,201	-	-
Helena Global Investment Opportunities 1 Ltd. (17)	5,582,201	(11)	5,582,201	-	-
John R. Baleno	5,582,201	(11)	5,582,201	-	-
BRR Irrevocable Trust (18)	5,582,201	(11)	5,582,201	-	-
Richard Molinsky	5,582,201	(11)	5,582,201	-	-
Vatten LLC (19)	5,582,201	(11)	5,582,201	-	-
Lucas Hoppe	5,582,201	(11)	5,582,201	-	-
Daniel W. Armstrong	5,582,208	(20)	5,582,208	-	-
Genmark Holdings LLP (21)	5,582,208	(20)	5,582,208	-	-
AEGA Investments LLC (22)	5,582,208	(20)	5,582,208	-	-
H.C. Wainwright & Co. LLC (23)	7,330,991	(24)	7,330,991	-	-
Dawson James Securities, Inc.(25)	7,037,661	(26)	7,037,661

(1)	The ability to exercise the Warrants held by the Selling Stockholder is subject to a beneficial ownership limitation that, at the time of initial issuance of the Warrants was capped at 4.99% beneficial ownership of the Company’s issued and outstanding Common Stock (post-exercise). This beneficial ownership limitation may be adjusted up or down, subject to providing advanced notice to the Company. Beneficial ownership as reflected in the selling stockholders table reflects the total number of shares potentially issuable underlying the Warrants and does not give effect to this beneficial ownership limitation. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) and Rule 13d-3 thereunder may be lower than as reflected in the table.

(2)	Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and holds voting and dispositive power over the shares held by Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein.

(3)	Consists of an aggregate of 14,129,526 shares of common stock issuable upon exercise of warrants held by Sabby Volatility Warrant Master Fund, Ltd., as adjusted through the 4/7/2026 Adjustment Date, at an exercise price of $0.50 per share, comprising: (i) 9,383,524 shares issuable upon exercise of warrants issued pursuant to the Exchange Agreement between the Company and Sabby Volatility Warrant Master Fund, Ltd. (the "Sabby Exchange Warrants"), with an aggregate exercise value of $4,691,761.92; and (ii) 4,746,002 shares issuable upon exercise of warrants issued pursuant to the Securities Purchase Agreement relating to the July Notes private placement (the "July Notes Warrants"), with an aggregate exercise value of $2,373,000.96. Prior to the 4/7/2026 reset, (i) the Sabby Exchange Warrants consisted of 737 pre-shareholder approval warrants at an original exercise price of $586,470 per warrant and 44,684,193 post-shareholder approval reload warrants; and (ii) the July Notes Warrants consisted of 125 pre-shareholder approval warrants and 21,764,019 post-shareholder approval reload warrants. Following the 2/13/2026 reset, which was triggered by the approval of common stock underlying shares of the Warrants at a special meeting of stockholders of Aditxt (the “2/13/2026 Reset”), the three lowest VWAPs in the preceding 20 trading-day period were $5.78, $6.04, and $5.87; the average of those was $5.89, and 65% of this rounded to $3.84, which became the applicable exercise price at the 2/13/2026 Adjustment Date, with share quantities recalculated accordingly. Following the 4/7/2026 Adjustment Date, the exercise price was further adjusted to $0.50 per share (the A-1 Conversion price) and all share quantities recalculated to the amounts stated herein. All warrants contain an anti-dilution adjustment provision pursuant to which, on the 90th and 180th calendar days after each Stock Combination Event or the Applicable Date (as defined in the applicable agreement), the exercise price shall automatically lower to the Adjustment Price if the then-current exercise price is greater than the greater of the Floor Price and the Market Price.

(4)	C/M Capital Partners is the investment manager to Cavalry Fund I and C/M Master Fund. Messrs. Walsh and Juchno are the managing members of the general partner of C/M Capital Partners. Mercer Capital Partners is the investment manager to Mercer Fund. Mr. Juchno controls Mercer Capital Partners and holds voting and dispositive power over the shares held by Calvary Fund I. Mr. Walsh may have been deemed to beneficially own the securities that were held by Cavalry Fund I and C/M Master Fund. Mr. Juchno may have been deemed to beneficially own the securities that were held by the Funds.

(5)	Consists of an aggregate of 7,616,203 shares of common stock issuable upon exercise of warrants held by Cavalry Fund I LP, as adjusted through the 4/7/2026 Adjustment Date, at an exercise price of $0.50 per share, comprising: (i) 2,034,002 shares issuable upon exercise of July Notes Warrants, with an aggregate exercise value of $1,017,000.96; and (ii) 5,582,201 shares issuable upon exercise of C-1 PIPE Warrants issued pursuant to the Securities Purchase Agreement relating to the Series C-1 Preferred Stock PIPE transaction (the "C-1 PIPE Warrants"), with an aggregate exercise value of $2,791,100.16. Prior to the 4/7/2026 reset, (i) the July Notes Warrants consisted of 248 pre-shareholder approval warrants and 8,691,589 post-shareholder approval reload warrants at $3.84; and (ii) the C-1 PIPE Warrants consisted of 5 pre-shareholder approval warrants and 1,442,758 post-shareholder approval reload warrants at $3.84. Following the 4/7/2026 Adjustment Date, the exercise price was further adjusted to $0.50 per share and all share quantities recalculated to the amounts stated herein. All warrants contain the anti-dilution adjustment provision described in footnote (3) above.

(6)	Keystone Capital Partners, LLC is managed by RANZ Group LLC. Frederic Zaino, the Managing Member of RANZ Group LLC, may be deemed to have investment discretion and voting power over the shares held by Keystone Capital Partners LLC. RANZ Group LLC and Mr. Zaino each disclaim any beneficial ownership of these shares. The address of the selling stockholder is 139 Fulton Street, Suite 412, New York, NY 10038.

(7)	Consists of an aggregate of 7,616,210 shares of common stock issuable upon exercise of warrants held by Keystone Capital Partners, LLC, as adjusted through the 4/7/2026 Adjustment Date, at an exercise price of $0.50 per share, comprising: (i) 2,034,002 shares issuable upon exercise of July Notes Warrants, with an aggregate exercise value of $1,017,000.96; and (ii) 5,582,208 shares issuable upon exercise of C-1 PIPE Warrants, with an aggregate exercise value of $2,791,104.00. Prior to the 4/7/2026 reset, (i) the July Notes Warrants consisted of 264 pre-shareholder approval warrants and 9,252,337 post-shareholder approval reload warrants at $3.84; and (ii) the C-1 PIPE Warrants consisted of 20 pre-shareholder approval warrants and 5,771,049 post-shareholder approval reload warrants at $0.48. Following the 4/7/2026 Adjustment Date, the exercise price was further adjusted to $0.50 per share and all share quantities recalculated to the amounts stated herein. The five-share differential relative to certain other holders reflects rounding in the recalculation of C-1 PIPE Warrant shares. All warrants contain the anti-dilution adjustment provision described in footnote (3) above.

(8)	Jonathan Juchno is the managing member of Mercer Street Global Opportunity Fund and holds voting and dispositive power over the shares held by the entity. To the extent Mr. Juchno is deemed to beneficially own such shares, Mr. Juchno disclaims beneficial ownership of these securities for all other purposes.

(9)	WVP Management, LLC, the Managing Member of WVP Emerging Manager Onshore Fund LLC - Structured Small Cap Lending Series (the “Selling Stockholder”), has discretionary authority to vote and dispose of the shares held by the Selling Stockholder and may be deemed to be the beneficial owner of these shares. Cavalry Fund I Management LLC and Worth Venture Partners, LLC, in their capacity as advisors to the Selling Stockholder, may also be deemed to have investment discretion and voting power of the shares held by the Selling Stockholder. Thomas Walsh, in his capacity as General Partner, CEO, and CIO of Cavalry Fund I Management LLC, may also be deemed to have investment discretion and voting power over the shares held by the Selling Stockholder. Abby Flamholz, in her capacity as Managing Member of WVP Management, LLC and in her capacity as Managing Member of Worth Venture Partners, LLC, may also be deemed to have investment discretion and voting power of the shares held by the Selling Stockholder. WVP Management, LLC, Cavalry Fund I Management LLC, Worth Venture Partners, LLC, Mr. Walsh and Ms. Flamholz each disclaim any beneficial ownership of these shares. The address of this selling stockholder is 82 E. Allendale Road, Suite 5B, Saddle River, NJ 07458.

(10)	Robert D. Keyser is the managing partner of Sixth Borough Capital Fund LP and holds voting and dispositive power over the shares held by the entity. To the extent Mr. Keyseris deemed to beneficially own such shares, Mr. Keyser disclaims beneficial ownership of these securities for all other purposes. The address of the entity is 1515 N. Federal Highway, #300, Boca Raton, FL 33432.

(11)	Consists of 5,582,201 shares of common stock issuable upon exercise of C-1 PIPE Warrants issued pursuant to the Securities Purchase Agreement relating to the Series C-1 Preferred Stock PIPE transaction, as adjusted through the 4/7/2026 Adjustment Date, at an exercise price of $0.50 per share, with an aggregate exercise value of $2,791,100.16. Prior to the 4/7/2026 reset, each such holder's C-1 PIPE Warrants consisted of 1 pre-shareholder approval warrant at an original exercise price of $2,791,100.00 per warrant, and a corresponding number of post-shareholder approval reload warrants at $3.84 per share. Following the 4/7/2026 Adjustment Date, the exercise price was further adjusted to $0.50 per share and all share quantities recalculated to the amounts stated herein. The C-1 PIPE Warrants contain the anti-dilution adjustment provision described in footnote (3) above.

(12)	William England is the CEO of the Investment Manager of Walleye Opportunities Fund LP and holds voting and dispositive power over the shares held by the entity. To the extent Mr. England deemed to beneficially own such shares, Mr. England disclaims beneficial ownership of these securities for all other purposes. The address of the entity is 315 Park Avenue South, 18th Floor, New York, NY 10010.

(13)	Michael Bigger is the managing member of Bigger Capital Fund LP and holds voting and dispositive power over the shares held by the entity. To the extent Mr. Bigger deemed to beneficially own such shares, Mr. Bigger disclaims beneficial ownership of these securities for all other purposes. The address of the entity is 11700 West Charleston Blvd., #170-659 Las Vegas, NV, 89135.

(14)	Michael Bigger is the managing member of District 2 Capital Fund LP and holds voting and dispositive power over the shares held by the entity. To the extent Mr. Bigger deemed to beneficially own such shares, Mr. Bigger disclaims beneficial ownership of these securities for all other purposes. The address of the entity is 175 W. Carver Street Huntington, NY 11743.

(15)	Pinny Rotter is the CIO of Efrat Investments LLC and holds voting and dispositive power over the shares held by the entity. To the extent Mr. Rotter deemed to beneficially own such shares, Mr. Rotter disclaims beneficial ownership of these securities for all other purposes. The address of the entity is 54 Lenox Ave, Clifton, NJ 07012.

(16)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

(17)	Jeremy Welch is the managing partner of Helena Global Investment Opportunities 1 Ltd. and holds voting and dispositive power over the shares held by the entity. To the extent Mr. Welch deemed to beneficially own such shares, Mr. Welch disclaims beneficial ownership of these securities for all other purposes. The address of the entity is 71 Fort Street, 3rd Floor, George Town, Grand Cayman KY1-1111.

(18)	Roxanne Rosetto has voting and dispositive control over BRR Irrevocable Trust.

(19)	Joseph Nelson has voting and dispositive control over Vatten LLC.

(20)	Consists of 5,582,208 shares of common stock issuable upon exercise of C-1 PIPE Warrants issued pursuant to the Securities Purchase Agreement relating to the Series C-1 Preferred Stock PIPE transaction, as adjusted through the 4/7/2026 Adjustment Date, at an exercise price of $0.50 per share, with an aggregate exercise value of $2,791,104.00. The five-share differential relative to other C-1 PIPE holders (5,582,208 vs. 5,582,200) reflects rounding in the recalculation of warrant shares following the 4/7/2026 Adjustment Date. This footnote applies to Daniel W. Armstrong, Genmark Holdings, LLLP, and AEGA Investments LLC. Prior to the 4/7/2026 reset, each such holder's C-1 PIPE Warrants consisted of 1 pre-shareholder approval warrant at an original exercise price of $2,791,100.00 per warrant, and a corresponding number of post-shareholder approval reload warrants at $3.84 per share. The C-1 PIPE Warrants contain the anti-dilution adjustment provision described in footnote (3) above.

(21)	Mark Gensheimer has voting and dispositive control over Genmark Holdings LLP.

(22)	Andres Garcia has voting and dispositive control over AEGA Investments LLC.

(23)	H.C. Wainwright & Co., LLC, is a registered broker dealer and has a registered address of c/o H.C. Wainwright & Co., 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The Selling Stockholder acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(24)	Consists of 7,330,991 shares of common stock issuable upon exercise of warrants issued to H.C. Wainwright & Co., LLC as compensation for acting as placement agent in connection with the May 2024 PIPE private placement (the "HCW Placement Agent Warrants"), as adjusted through the 4/7/2026 Adjustment Date, at an exercise price of $0.50 per share, with an aggregate exercise value of $3,665,495.04. Prior to the 4/7/2026 reset, H.C. Wainwright held 1 original warrant at an exercise price of $3,665,494.00, which was recalculated to 7,636,446 shares at $3.84 per share following the 2/13/2026 Reset. Following the 4/7/2026 Adjustment Date, the exercise price was further adjusted to $0.50 per share and the aggregate share quantity recalculated to 7,330,990 shares. The HCW Placement Agent Warrants contain the anti-dilution adjustment provision described in footnote (3) above.

(25)	Dawson James Securities, Inc., is a registered broker dealer and has a registered address of c/o Dawson James Securities, Inc., 2700 N. Military Trail, Suite 100, Boca Raton, FL 33431, and has sole voting and dispositive power over the securities held. The Selling Stockholder acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(26)	Consists of 2,345,887 shares of common stock issuable upon exercise of warrants issued to each DJS placement agent tranche (PA-1, PA-2, and PA-3 respectively) as compensation for acting as placement agent in connection with the May 2024 PIPE private placement (the "DJS Placement Agent Warrants"), as adjusted through the 4/7/2026 Adjustment Date, at an exercise price of $0.50 per share, with an aggregate exercise value of $1,172,943.36 per tranche. Prior to the 4/7/2026 reset, the aggregate DJS Placement Agent Warrants consisted of 6 pre-shareholder approval warrants at an original exercise price of $586,470.00 per warrant, recalculated to 7,330,875 shares total (2,443,625 shares per tranche) at $3.84 per share following the 2/13/2026 Reset. Following the 4/7/2026 Adjustment Date, the exercise price was further adjusted to $0.50 per share and each DJS tranche was recalculated to 2,345,887 shares. The DJS Placement Agent Warrants contain the anti-dilution adjustment provision described in footnote (3) above.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the material terms of our Common Stock as provided in our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), and Amended and Restated Bylaws (“Bylaws”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is only a summary and may not contain all the information that is important to you or that you should consider before investing in our stock, and is qualified in its entirety by reference to the complete text of the Certificate of Incorporation and Bylaws. For a more detailed description of these securities, you should read the applicable provisions of Delaware law, our Certificate of Incorporation, our Bylaws and the reports that we file with the SEC, which are incorporated herein by reference.

Description of Common Stock

The following description of our Common Stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), each of which are incorporated by reference as an exhibit to our Annual Report on Form 10-K. We encourage you to read our Certificate of Incorporation, Bylaws, and the applicable provisions of the Delaware General Corporation Law for additional information.

Authorized Capital Shares

Our authorized capital shares consist of 1,000,000,000 shares of Common Stock, $0.001 par value per share, and 3,000,000 shares of preferred stock, $0.001 par value per share.

Voting Rights

Holders of Common Stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Dividend Rights

Holders of the Company’s Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

In the event of our liquidation, the holders of our Common Stock will be entitled to share ratably in any distribution of our assets after payment of all debts and other liabilities and the preferences payable to holders of shares of Preferred Stock then outstanding, if any.

Applicable Anti-Takeover Law

Set forth below is a summary of the provisions of the Certificate of Incorporation and the Bylaws that could have the effect of delaying or preventing a change in control of the Company. The following description is only a summary and it is qualified by refence to the Certificate of Incorporation, the Bylaws and relevant provisions of the Delaware General Corporation Law.

Warrants

Cashless Exercise

The Warrants provide for cashless exercise in the event a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Warrants is not effective.

Beneficial Ownership Limitation

The exercise of the Warrants is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock (adjustable to 9.99% upon 61 days’ prior written notice by the holder).

Anti-Dilution and Price Adjustments

Prior to the Stockholder Approval Date (as defined in the Warrants), no adjustment in the Exercise Price were permitted to be made so as to cause the Exercise price to be below the applicable Exercise Floor Price (as defined in the Warrants). Following stockholder approval (which was obtained at special meeting of stockholders on February 13, 2026 (the “Special Meeting”)), the exercise price of the Warrants (the “Adjustment Price”) and the number of shares issuable upon exercise are subject to customary anti-dilution and other adjustments, including:

●	Stock Splits, Combinations and Dividends: The Adjustment Price will be proportionately adjusted to reflect stock splits, reverse splits, stock dividends or similar recapitalizations, with corresponding adjustments to the number of shares underlying the Warrants.

●	Full Ratchet Anti-Dilution: If the Company issues or is deemed to issue shares of common stock (or securities convertible into or exercisable for common stock) at a price per share below the then-current Exercise Price (subject to customary exclusions), the Adjustment Price will be reduced to such lower price.

●	Deemed Issuances: The issuance of options, convertible securities or similar instruments will be treated as issuances of common stock at the lowest possible conversion or exercise price for purposes of anti-dilution adjustments.

●	Subsequent Adjustments to Terms: If the terms of options or convertible securities are amended to reduce the effective price or increase the number of shares issuable, the Adjustment Price will be adjusted as if such revised terms had been in effect at issuance.

●	Proportional Share Adjustment: Upon any adjustment to the Adjustment Price, the number of shares issuable upon exercise of the Warrants will be adjusted proportionately such that the aggregate exercise consideration remains unchanged.

●	Voluntary Adjustments: The Company may, with the consent of the required holders and subject to applicable market rules, reduce the Adjustment Price at its discretion for a specified period.

At the Special Meeting, stockholders approved the issuance of the shares of common stock underlying the Series A-1 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock. Following such approval, the floor price provisions applicable to these securities were eliminated. As a result, the conversion prices of the Series A-1 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock are now subject to variable conversion price mechanisms, including adjustments that may result in conversion prices below a previously stated floor, and voluntary adjustment by the Company of the conversion price to conversion prices below a stated floor. The Company has issued shares of common stock at $0.50, therefore the Adjustment Price has been reduced to $0.50.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. “Trading Market” means any of the following markets or exchanges on which our Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing). These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses that we incur incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep this prospectus effective until no holder of the New Warrants owns any New Warrants or New Warrant Shares (as defined in the Letter Agreement). The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2025 and 2024, incorporated by reference in this prospectus and the registration statement, of which it forms a part, have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report incorporated by reference herein, and is included in reliance on such reports given on the authority of such firms as experts in accounting and auditing.

The balance sheets of Ignite Proteomics LLC as of December 31, 2025 and 2024, and the related statements of operations, member's equity and cash flows for the year ended December 31, 2025, and for the period from May 30, 2024 (inception) through December 31, 2024, have been audited by CBIZ CPAs, independent auditor, as stated in their report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern and incorporated herein by reference. Such financial statements have been incorporated by reference in reliance on the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the shares of Common Stock offered hereby. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that may be offered under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read any document we file with the SEC, including reports, proxy statements and information statements, on the SEC’s website at www.sec.gov. Our SEC filings are also available to the public at our website at https://www.aditxt.com.

Information on our website, any subsection, page, or other subdivision of our website, or any website linked to by content on our website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference herein.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39226):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 28, 2026, January 30, 2026, February 13, 2026, March 5, 2026, March 13, 2026, March 30, 2026, April 2, 2026, and April 7, 2026;

●	The description of our common stock and our preferred stock contained in our Registration Statement on Form 8-A12B/A filed with the SEC on June 17, 2020, and any amendments or reports filed updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Aditxt, Inc.

2569 Wyandotte Street, Suite 101

Mountain View, CA 94043

Phone: (650) 870-1200

Attn: Corporate Secretary

ADITXT, INC.

148,278,228 Shares of Common Stock

Preliminary Prospectus

         , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$10,648
Accounting fees and expenses	$15,000
Legal fees and expenses	$25,000
Transfer agent, printing and miscellaneous expenses	$0
Total	$50,648

Item 15. Indemnification of Officers and Directors

Our directors and officers are indemnified as provided by the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation and our Bylaws.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides that no director of the Company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation and Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

Certificate of Incorporation

Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by the provisions of Delaware General Corporation Law, indemnify any and all persons whom it shall have the power to indemnify under such section.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 16. Exhibits

Exhibit No.	Description
1.1	At The Market Offering Agreement dated December 20, 2022 between Aditxt, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 20, 2022)
2.1	Share Exchange Agreement, dated as of December 28, 2021 by and between AiPharma Group Ltd. and Aditxt, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 28, 2021)
2.2	Amendment to Share Exchange Agreement by and between AiPharma Group Ltd. and Aditxt, Inc. (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 16, 2022)
2.3	Second Amendment to Share Exchange Agreement by and between AiPharma Group Ltd. and Aditxt, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 16, 2022)
2.4	Arrangement Agreement between Appili Therapeutics, Inc., Aditxt, Inc. and Adivir, Inc. dated as of April 1, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 4, 2024)
2.5	Amending Agreement between Appili Therapeutics, Inc., Aditxt, Inc. and Adivir, Inc. dated as of July 1, 2024(incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 8, 2024)
2.6	Second Amending Agreement between Appili Therapeutics, Inc., Aditxt, Inc. and Adivir, Inc. dated as of July 1, 2024(incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 22, 2024)
2.7	Third Amending Agreement between Appili Therapeutics, Inc., Aditxt, Inc. and Adivir, Inc. dated as of August 20, 2024(incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 21, 2024)
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
3.2	Certificate of Amendment, dated June 29, 2020 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2020)
3.3	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
3.4	Certificate of Designation Series A Preferred Stock (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-248491)
3.5	Certificate of Amendment, filed with the Secretary of State of the State of Delaware on May 24, 2021 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 25, 2021)
3.6	Certificate of Amendment, dated July 6, 2021 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 8, 2021)
3.7	Amendment No. 1 to Amended and Restated Bylaws of Aditxt, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 8, 2022)
3.8	Certificate of Designation of Series B Preferred Stock, dated July 19, 2022 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 20, 2022)
3.9	Certificate of Amendment to Certificate of Incorporation of Aditxt, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 14, 2022)
3.10	Certificate of Designation for Series A-1 Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 26, 2023)
3.11	Certificate of Designation for Series B-1 Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 30, 2024)
3.12	Certificate of Designation for Series B-2 Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 2, 2024)
3.13	Certificate of Designation for Series C-1 Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 8, 2024)
3.14	Certificate of Designation for Series D-1 Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 8, 2024)
3.15	Certificate of Amendment to Certificate of Incorporation filed and effective with the Delaware Secretary of State on August 8, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 8, 2024)
3.16	Certificate of Amendment to Certificate of Incorporation of Aditxt, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 3, 2024)
3.17	Certificate of Amendment to Certificate of Incorporation of Aditxt, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 12, 2025)
3.18	Certificate of Amendment to Certificate of Incorporation of Aditxt, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 31, 2025)

4.1	Description of Securities Registered Under Section 12 of the Exchange Act (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 25, 2021)
4.2	Form the Company’s common stock certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
4.3	Form of Series A-1 Warrant Agent Agreement (including the terms of the Series A-1 Warrant) (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-248491)
4.4	Form of Series B-1 Warrant Agent Agreement (including the terms of the Series B-1 Warrant) (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-248491)
4.5	Form of Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 30, 2021)
4.6	Form of Warrant (July 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 9, 2024)
4.7	Form of Amendment to Common Stock Purchase Warrants (July 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 9, 2024)
4.8	Form of Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 18, 2024)
4.9	Form of Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 8, 2024)
4.10	Form of Pre-Funded Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 9, 2024)
4.11	Form of Placement Agent Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 9, 2024)
4.12	Form of Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 25, 2025)
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Form of Promissory Note issued to Sekris Biomedical, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.2	Warrant, dated March 8, 2018, issued to Sekris Biomedical, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.3	Form of Private Placement Subscription Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.4	Patent Licensing Agreement, dated February 3, 2020 (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.5	Patent and Technology License Agreement, dated March 15, 2018 between Loma Linda University and Aditx Therapeutics, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.6	Amendment Agreement to the Patent and Technology License Agreement, dated July 1, 2020 by and between Loma Linda University and Aditx Therapeutics, Inc. (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2020)
10.7	2017 Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.8	Consulting Agreement, dated March 1, 2018 between Aditx Therapeutics, Inc. and Canyon Ridge Development LLC d/b/a Mission Critical Solutions International (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.9	Form of July 2018 Securities Purchase Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.10	Form of July 2018 Note (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.11	Form of April 2018 Promissory Note (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.12	Form of March 2019 Promissory Note (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.13	Form of October 2019 Securities Purchase Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.14	Form of October 2019 Note (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.15	Form of January 2020 Note Purchase Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)

10.16	Form of January 2020 Private Placement Promissory Note (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-235933)
10.17	Consulting Agreement by and between the Company and Salveo Diagnostics, Inc., dated November 18, 2020 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 23, 2020)
10.18	Form of Senior Secured Convertible Promissory Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 26, 2021)
10.19	Form of Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 26, 2021)
10.20	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 26, 2021)
10.21	Form of Registration Rights Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 26, 2021)
10.22	Employment Agreement, dated as of February 24, 2021, by and between the Company and Amro Albanna (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 26, 2021)
10.23	2021 Omnibus Equity Incentive Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 26, 2021)
10.24	Lease Agreement, dated as of May 4, 2021, by and between LS Biotech Eight, LLC as Landlord, and Aditxt Therapeutics, Inc., as Tenant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 10, 2021)
10.25	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 30, 2021)
10.26	Placement Agency Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 30, 2021)
10.27	Form of Placement Agent Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 30, 2021)
10.28	Waiver and Defeasance Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 30, 2021)
10.29	Secured Credit Agreement, dated as of August 27, 2021, by and among AiPharma, AiPharma Holdings Limited, AiPharma Asia Limited and the Company (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)
10.30	Security Agreement, dated as of August 27, 2021 by and between AiPharma Asia Limited and the Company (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)
10.31	Security Agreement, dated as of August 27, 2021 by and between AiPharma Limited and the Company (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)
10.32	Security Agreement – AiPharma Limited and Aditxt (BVI Law) (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)
10.33	Floating Charge (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)
10.34	Transaction Agreement, dated as of October 4, 2021, by and between the Company and AiPharma Global Holdings LLC (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)
10.35	First Amendment to Secured Credit Agreement with AiPharma Global Holdings LLC dated October 18, 2021 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)
10.36	Second Amendment to Secured Credit Agreement with AiPharma Global Holdings LLC dated October 27, 2021(incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.37	Employment Agreement, dated as of November 14, 2021 between Aditxt, Inc. and Amro Albanna, Chief Executive Officer (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)
10.38	Employment Agreement, dated as of November 14, 2021 between Aditxt, Inc. and Corinne Pankovcin, President and Secretary (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)
10.39	Employment Agreement, dated as of November 14, 2021 between Aditxt, Inc. and Thomas Farley, Chief Financial Officer (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)
10.40	Employment Agreement, dated as of November 14, 2021 between Aditxt, Inc. and Shahrokh Shabahang, Chief Innovation Officer (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)

10.41	Employment Agreement, dated as of November 14, 2021 between Aditxt, Inc. and Rowena Albanna, Chief Operating Officer (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 15, 2021)
10.42	Form of Warrant Reduction and Release Agreement dated as of November 24, 2021 (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.43	First Amendment to Transaction Agreement dated November 30, 2021, by and between the Company and AiPharma Global Holdings LLC (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.44	Third Amendment to Secured Credit Agreement dated November 30, 2021, by and among AiPharma, AiPharma Holdings Limited, AiPharma Asia Limited and the Company (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.45	Second Amendment to Transaction Agreement dated December 7, 2021, by and between the Company and AiPharma Global Holdings LLC (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.46	Secured Credit Agreement, dated as of December 8, 2021, by and among the Company and the Target Company (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.47	Third Amendment to Transaction Agreement dated December 17, 2021, by and between the Company and AiPharma Global Holdings LLC (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.48	Fifth Amendment to Secured Credit Agreement dated December 22, 2021, by and among AiPharma, AiPharma Holdings Limited, AiPharma Asia Limited and the Company (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.49	Sixth Amendment to Secured Credit Agreement dated December 28, 2021, by and among AiPharma, AiPharma Holdings Limited, AiPharma Asia Limited and the Company (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.50	Employment Agreement between Aditxt, Inc. and Matthew Shatzkes, Chief Legal Officer and General Counsel (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.51	Forbearance Agreement and Seventh Amendment to Secured Credit Agreement dated as of February 14, 2022 by and among the Company, Cellvera Global Holdings LLC, Cellvera Holdings Ltd., Cellvera Asia Limited (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.52	Fourth Amendment to Transaction Agreement dated December 22,2021, by and between the Company and AiPharma Global Holdings LLC (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 31, 2022)
10.53	Series C Warrant Agent Agreement (incorporated by reference to the Registrant’s Annual Report on Form 10-K/A filed on April 15, 2022)
10.54	Form of Placement Agent Warrant dated January 25, 2021 (incorporated by reference to the Registrant’s Annual Report on Form 10-K/A filed on April 15, 2022)
10.55	Forbearance Agreement and Eighth Amendment to Secured Credit Agreement dated as of March 31, 2022 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 16, 2022)
10.56	Security Agreement between Cellvera Holdings and Aditxt, Inc. dated as of March 31, 2022 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 16, 2022)
10.57	Security Agreement between Cellvera Development LLC and Aditxt, Inc. dated as of March 31, 2022 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 16, 2022)
10.58	Security Agreement between Cellvera Global Holdings and Aditxt, Inc. dated as of March 31, 2022 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 16, 2022)
10.59	Amended and Restated Security Agreement between Cellvera Asia Limited and Aditxt, Inc. dated as of March 31, 2022 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 16, 2022)
10.60	Revenue Sharing Agreement by and among Aditxt, Inc., Cellvera Global Holdings LLC and Cellvera Asia Limited dated as of March 31, 2022 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 16, 2022)

10.61	Form of Agreement for the Purchase and Sale of Future Receipts (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 3, 2022)
10.62	Amendment No. 1 to Series C Warrant Agent Agreement dated June 15, 2022 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 15, 2022)
10.63	Inducement Offer to Exercise Series C Common Stock Purchase Warrants (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 15, 2022)
10.64	Form of New Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 15, 2022)
10.65	Form of Placement Agent Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 15, 2022)
10.66	Subscription and Investment Representation Agreement, dated July 19, 2022 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 20, 2022)
10.67	Unsecured Promissory Note dated July 21, 2022 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2022)
10.68	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 10, 2022)
10.69	Form of August 2022 Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 10, 2022)
10.70	Form of August 2022 Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 10, 2022)
10.71	Form of Registration Rights Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 10, 2022)
10.72	Form of Security Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 10, 2022)
10.73	Form of First Amendment and Waiver effective as of August 31, 2022 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 7, 2022)
10.74	Form of Warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 7, 2022)
10.75	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on September 15, 2022)
10.76	Form of Warrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on September 15, 2022)
10.77	Form of Placement Agent’s Warrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on September 15, 2022)
10.78	Form of Pre-Funded Warrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on September 15, 2022)
10.79	Amendment No. 2 to Series C Warrant Agent Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 23, 2022)
10.80	Form of Amended and Restated Unit Purchase Option (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 23, 2022)

10.81	Form of Consulting Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 21, 2023)
10.82	Form of Business Loan and Security Agreement dated April 4, 2023(incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 7, 2023)
10.83	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 24, 2023)
10.84	Form of Unsecured Promissory Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 25, 2023)
10.85	Form of Business Loan and Security Agreement, dated April 24, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 25, 2023)
10.86	Form of Agreement for the Purchase and Sale of Future Receipts (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 31, 2023)
10.87	Unsecured Promissory Note dated May 25, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 31, 2023)
10.88	Form of Unsecured Promissory Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 16, 2023)
10.89	At The Market Offering Agreement dated December 20, 2022 between Aditxt, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 20, 2022)
10.90	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 7, 2023)
10.91	Form of Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 7, 2023)
10.92	Form of Security Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 7, 2023)
10.93	Form of Registration Rights Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 7, 2023)
10.94	Form of Business Loan and Security Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 7, 2023)
10.95	Subscription and Investment Representation Agreement, dated July 11, 2023, by and between Aditxt, Inc., and the purchaser signatory thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 14, 2023)
10.96	Separation Agreement and General Release by and between Matthew Shatzkes and Aditxt, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 27, 2023)
10.97	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 28, 2023)
10.98	Form of Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 28, 2023)
10.99	Form of Security Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 28, 2023)
10.100	Form of Registration Rights Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 28, 2023)

10.101	Amendment to Separation Agreement and General Release dated August 15, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 21, 2023)
10.102	Form of Business Loan and Security Agreement dated August 23, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 28, 2023)
10.103	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 6, 2023)
10.104	Form of Registration Rights Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 6, 2023)
10.105	Form of Business Loan and Security Agreement dated November 7, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 9, 2023)
10.106	Form of Unsecured Promissory Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 1, 2023)
10.107	Form of Unsecured Promissory Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 8, 2023)
10.108	Assignment Agreement dated as of December 11, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 12, 2023)
10.109	Form of December 2023 Secured Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 12, 2023)
10.110	Form of September 2024 Secured Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 12, 2023)
10.111	Form of Royalty Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 12, 2023)
10.112	IP Security Agreement dated December 11, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 12, 2023)
10.113	Security Agreement dated December 11, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 12, 2023)
10.114	Form of Consulting Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 22, 2023)
10.115	Form of Unsecured Promissory Note dated December 20, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 22, 2023)
10.116	Exchange Agreement, dated December 22, 2023 by and between the Company and the holders signatory thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 26, 2023)
10.117	Registration Rights Agreement, dated December 22, 2023 by and between the Company and the holders signatory thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 26, 2023)
10.118	Exchange Agreement, dated December 28, 2023 by and between the Company and the holders signatory thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 2, 2024)
10.119	Form of Voting Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 2, 2024)
10.120	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 5, 2024)

10.121	Form of Registration Rights Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 5, 2024)
10.122	Form of Amendment No. 1 to January 2024 Secured Notes (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 5, 2024)
10.123	Form of Amendment No. 2 to January 2024 Secured Notes (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 5, 2024)
10.124	Form of Amendment No. 1 to September 2024 Secured Notes (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 5, 2024)
10.125	First Amendment to Asset Purchase Agreement dated January 4, 2024 by and among Aditxt, Inc., Pearsanta, Inc. and MDNA Life Sciences, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 9, 2024)
10.126	First Amendment to Agreement and Plan of Merger dated as of January 8, 2024, by and among Aditxt, Inc., Adicure, Inc. and Evofem Biosciences, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 9, 2024)
10.127	Form of Business Loan and Security Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 30, 2024)
10.128	Assignment Agreement dated January 24, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 30, 2024)
10.129	Form of Securities Purchase Agreement dated January 24, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 30, 2024)
10.159	Form of Registration Rights Agreement dated as of May 2, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 8, 2024)
10.160	Unsecured Promissory Note dated May 9, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 13, 2024)
10.161	Form of Senior Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 22, 2024)
10.162	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 28, 2024)
10.163	Form of Senior Note (May 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 28, 2024)
10.164	Unsecured Promissory Note dated June 20, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 25, 2024)
10.165	Form of Securities Purchase Agreement (July 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 9, 2024)
10.166	Form of Senior Note (July 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 9, 2024)
10.167	Amended and Restated Agreement and Plan of Merger among Aditxt, Inc., Adifem, Inc. f/k/a Adicure, Inc. and Evofem Biosciences, Inc. dated as of July 12, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 18, 2024)
10.168	Waiver Agreement by and between Evofem Biosciences, Inc., Aditxt, Inc. and Adifem, Inc. dated July 12, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 18, 2024)
10.169	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 18, 2024)
10.170	Form of Senior Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 18, 2024)

10.171	Securities Purchase Agreement by and among Evofem Biosciences, Inc. and Aditxt, Inc. dated July 12, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 18, 2024)
10.172	Registration Rights Agreement by and among Evofem Biosciences, Inc. and Aditxt, Inc. dated July 12, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 18, 2024)
10.173	Exchange Agreement dated August 7, 2024 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 8, 2024)
10.174	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 9, 2024)
10.175	Form of Lock-Up Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 9, 2024)
10.176	Form of Securities Purchase Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 13, 2024)
10.177	Form of Registration Rights Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 13, 2024)
10.178	Amendment No. 1 to Amended and Restated Merger Agreement (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on August 19, 2024)
10.179	Form of Waiver to Senior Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 28, 2024)
10.180	Form of Letter Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 28, 2024)
10.181	Amendment No. 2 to Amended and Restated Agreement and Plan of Merger dated as of September 6, 2024, by and among Aditxt, Inc., Adifem, Inc. and Evofem Biosciences, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 6, 2024)
10.182	Form of Senior Note (September 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 23, 2024)
10.183	Form of Securities Purchase Agreement (September 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 23, 2024)
10.184	Form of Registration Rights Agreement (September 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 23, 2024)
10.185	Market Development and Collaboration Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 23, 2024)
10.186	Amendment No. 3 to Amended and Restated Merger Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 3, 2024)
10.187	Form of Securities Purchase Agreement (Oct 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 3, 2024)
10.188	Form of Registration Rights Agreement (Oct 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 3, 2024)
10.189	Form of Securities Purchase Agreement (Oct 28, 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 30, 2024)
10.190	Form of Registration Rights Agreement (Oct 28, 2024) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 30, 2024)

10.191	Amendment No. 4 to Amended and Restated Merger Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 19, 2024)
10.192	Settlement Agreement dated March 5, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 6, 2025)
10.193	Form of Promissory Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 6, 2025)
10.194	Amendment No. 5 to Amended and Restated Merger Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 24, 2025)
10.195	Securities Purchase Agreement by and between Evofem Biosciences, Inc. and Aditxt, Inc. dated April 9, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 9, 2025)
10.196	Form of Senior Subordinated Convertible Note of Evofem Biosciences, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 9, 2025)
10.197	Form of Warrant of Evofem Biosciences, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 9, 2025)
10.198	Waiver Agreement by and between Evofem Biosciences, Inc., Aditxt, Inc. and Adifem, Inc. dated April 8, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 9, 2025)
10.199	Call Option Agreement by and among Aditxt, Inc., Adjuvant Global Health Technology Fund, L.P. and Adjuvant Global Health Technology fund DE, L.P., and Evofem Biosciences, Inc. dated April 10, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 15, 2025)
10.200	Form of Senior Note (April 2025) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 25, 2025)
10.201	Securities Purchase Agreement dated May 9, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 15, 2025)
10.202	Senior Secured Note, dated May 9, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 15, 2025)
10.203	Form of Forbearance Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 15, 2025)
10.204	Unsecured Promissory Note dated May 22, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 27, 2025)
10.205	Unsecured Promissory Note dated June 5, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 9, 2025)
10.206	Form of Unsecured Promissory Note dated June 20, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 25, 2025)
10.207	Form of Senior Note (June 2025) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 1, 2025)
10.208	Securities Purchase Agreement by and between Evofem Biosciences Inc. and Aditxt, Inc. dated June 26, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 1, 2025)
10.209	Form of Senior Subordinated Convertible Note of Evofem Biosciences, Inc. (June 2025) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 1, 2025)
10.210	Form of Warrant of Evofem Biosciences, Inc. (June 2025) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 1, 2025)
10.211	Amendment No. 6 to Amended and Restated Merger Agreement
10.212	Officer Letter with Christopher . Porcelli dated September 30, 2025
23.1*	Consent of dbbmckennon, independent registered public accounting firm
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
23.3*	Consent of CBIZ CPAs P.C.
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on April 13, 2026.

ADITXT, INC.

By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Amro Albanna, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amro Albanna	Chief Executive Officer and Director	April 13, 2026
Amro Albanna	(Principal Executive Officer)

/s/ Thomas J. Farley	Chief Financial Officer	April 13, 2026
Thomas J. Farley	(Principal Financial and Accounting Officer)

/s/ Brian Brady	Director	April 13, 2026
Brian Brady

/s/ Sylvia Hermina	Director	April 13, 2026
Sylvia Hermina

/s/ Charles Nelson	Director	April 13, 2026
Charles Nelson

/s/ Shahrokh Shabahang	Director	April 13, 2026
Shahrokh Shabahang